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Lazydays Holdings, Inc. Reports Second Quarter 2018 Financial Results

Tampa, FL (August 9, 2018) –Lazydays Holdings, Inc. (“Lazydays”)(NasdaqCM: LAZY) announced financial results for the second quarter ended June 30, 2018.

Second Quarter Financial Results and Highlights:

●	On May 21, 2018, Lazydays announced entering into an agreement to acquire Shorewood RV Center located in Anoka, Minnesota. This acquisition closed on August 7, 2018.

●	Revenues decreased by $2.7 million, or 1.6%, from $164.8 million for the quarter ended June 30, 2017 to $162.1 million for the quarter ended June 30, 2018. Revenue from sales of recreational vehicles decreased by $2.3 million, or 1.6%, from $146.7 million for the three months ended June 30, 2017 to $144.4 million for the three months ended June 30, 2018 driven by decreased average selling price of new models due to the shift toward towable units as a greater portion of our sales mix.

●	Gross profit increased by $1.9 million, or 5.7%, from $33.8 million for the quarter ended June 30, 2017 to $35.7 million for the quarter ended June 30, 2018. The increase in gross profit was primarily driven by a shift toward pre-owned vehicles sales and an increase in the volume of towables as a percentage of our new vehicle sales.

●	Excluding transaction costs, selling, general, and administrative expenses increased by $4.7 million or 18.1%. This was primarily driven by increases in non-cash expenses including depreciation and amortization of property and equipment and amortization of intangible assets associated with the acquisition date accounting as well as the stock-based compensation expense related to options issued to management following the merger between Andina Acquisition Corp. II and Lazy Days’ R.V. Center, Inc. on March 15, 2018.

●	Adjusted EBITDA, a non-GAAP financial measure, increased by 2.5% from $9.7 million for the quarter ended June 30, 2017 to $10.0 million for the quarter ended June 30, 2018 primarily driven by the increase in gross profit described above.

“While we saw increases in volume during the second quarter, our topline revenues were lower driven by a shift toward towables. Despite the lower sales revenue, we were able to improve gross profit based upon our increased unit sales and our sales mix having higher margins as a percent of revenue,” stated Mr. William Murnane, Chairman and Chief Executive Officer of Lazydays. Mr. Murnane continued, “We are excited to have completed our first acquisition as a public company. We closed our acquisition of the assets of Shorewood RV Center on August 7th. This is an important milestone for Lazydays as geographic expansion into top tier RV markets is a key element of our growth strategy.”

Conference Call Information:

The Company has scheduled a conference call at 10:00AM Eastern Time on August 9, 2018 that will also be broadcast live over the internet. The call can be accessed as follows:

Via phone by dialing 1-844-343-9114 for domestic callers and 1-647-689-5132 for international callers. Please dial in and request Lazydays Holdings, Inc. Second Quarter 2018 Financial Results Conference Call; also via webcast by clicking the link.

A live audio webcast of the conference call will be available online at https://www.lazydays.com/investor-relations.

A telephonic replay of the conference call will be available until August 16, 2018 and may be accessed by calling 1-800-585-8367 or 1-416-621-4642 with a conference ID number of 2377938. The webcast will be archived in the Investor Relations section of the Company’s website.

About Lazydays

Lazydays, The RV Authority™, is an iconic brand in the RV industry. Home of the world’s largest recreational dealership, based on 126 acres outside of Tampa, Florida, Lazydays also has dealerships located in Tucson, Arizona, Minneapolis, Minnesota, and Loveland, Denver and Longmont, Colorado. Offering the nation’s largest selection of leading RV brands, Lazydays features more than 2,700 new and pre-owned RVs, over 300 service bays and two on-site campgrounds with over 700 RV campsites. Lazydays also has rental fleets in Florida, Minnesota and Colorado. In addition, Lazydays RV Accessories & More stores offer thousands of accessories and hard-to-find parts at all of our dealership locations.

Since 1976, Lazydays has built a reputation for providing an outstanding customer experience with exceptional service and product expertise, along with being a preferred place to rest and recharge with other RVers. Lazydays consistently provides the best RV purchase, service, rental and ownership experience, which is why more than a half-million RVers and their families visit Lazydays every year, making it their “home away from home.”

Lazydays Holdings, Inc. is a publicly listed company on the NASDAQ stock exchange under the ticker “LAZY.” Additional information can be found at https://www.lazydays.com/investor-relations.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements describe Lazydays future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Lazydays. Actual results could differ materially from those projected due to various factors, including economic conditions generally, conditions in the credit markets and changes in interest rates, conditions in the capital markets, and other factors described from time to time in Lazydays’ SEC reports and filings, which are available at www.sec.gov. Forward-looking statements contained in this news release speak only as of the date of this news release, and Lazydays undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

Note on Presentation

For the three months ended June 30, 2018, the financial information presented represents the operating results of Lazydays Holdings, Inc. (labeled as “Successor” in the accompanying tables). For the three months ended June 30, 2017, the financial information presented represents the operating results of Lazy Days’ R.V. Center, Inc. (labeled as “Predecessor” in the accompanying tables). For the six months ended June 30, 2018, the financial information presented represents the combined operating results of Lazydays Holdings, Inc. for the period from March 15, 2018 to June 30, 2018 with the operating results of Lazy Days’ R.V. Center, Inc. for the period from January 1, 2018 to March 14, 2018. For the six months ended June 30, 2017, the financial information presented represents the operating results of Lazy Days’ R.V. Center, Inc.

Results of Operations for the Second Quarter and First Six Months of 2018

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollar amounts in thousands)

(Unaudited)

	Successor	Predecessor	Combined Successor and Predecessor	Predecessor
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
New and pre-owned vehicles	$144,361	$146,742	$302,639	$297,573
Other	17,753	18,019	37,319	37,153
Total revenue	162,114	164,761	339,958	334,726

Cost of revenues
New and pre-owned vehicles	122,329	126,662	257,842	257,507
Other	4,039	4,294	7,624	7,753
Total cost of revenues	126,368	130,956	265,466	265,260

Gross profit	35,746	33,805	74,492	69,466

Transaction costs	252	68	3,496	114
Selling, general, and administrative expenses	30,253	25,609	58,858	52,642
Income from operations	5,241	8,128	12,138	16,710
Other income/expenses
Gain on sale of property and equipment	10	25	11	25
Interest expense	(2,233)	(2,293)	(4,937)	(4,455)
Total other expense	(2,223)	(2,268)	(4,926)	(4,430)
Income before income tax expense	3,018	5,860	7,212	12,280
Income tax expense	(1,176)	(2,232)	(2,343)	(4,677)
Net income	$1,842	$3,628	$4,869	$7,603

Balance Sheets as of June 30, 2018 and December 31, 2017

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands)

	Successor	Predecessor
	As of	As of
	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets
Cash	$35,569	$13,292

Receivables, net of allowance for doubtful accounts of $152 and $1,013 at June 30, 2018 and December 31, 2017, respectively	22,586	19,911
Inventories	115,267	114,170
Income tax receivable	3,188	-
Prepaid expenses and other	2,656	2,062
Total current assets	179,266	149,435

Property and equipment, net	71,952	45,669
Goodwill	28,513	25,216
Intangible assets, net	67,274	25,862
Deferred tax asset	-	144
Other assets	275	219
Total assets	$347,280	$246,545

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS, CONTINUED

(Dollar amounts in thousands)

	Successor	Predecessor
	As of	As of
	June 30,	December 31,
	2018	2017
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$21,438	$25,181
Income tax payable	-	1,536
Dividends payable	1,425	-
Contingent liability, current portion	-	667
Financing liability, current portion	631	595
Floor plan notes payable, net of debt discount	95,270	104,976
Long-term debt, current portion	2,905	1,870
Total current liabilities	121,669	134,825

Long term liabilities
Long term debt, non-current portion, net of debt discount	16,324	7,207
Financing liability, non-current portion, net of debt discount	55,400	53,680
Deferred tax liability	20,370	-
Total liabilities	213,763	195,712

Commitments and Contingencies

Series A Convertible Preferred Stock; 600,000 shares, designated, issued, and outstanding as of June 30, 2018; liquidation preference of $61,425 as of June 30, 2018	54,983	-

Stockholders’ Equity

Successor:
Preferred Stock, $0.0001 par value; 5,000,000 shares authorized;	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized;
8,471,608 shares issued and outstanding at June 30, 2018
		-
Additional paid-in capital	78,534	-
Accumulated deficit	-	-

Predecessor:
Preferred stock, $0.001 par value 150,000 shares authorized:
Senior Preferred Stock, convertible and 8% cumulative dividend; 10,000 shares designated; -0- issued and outstanding; liquidation preference $0 at December 31, 2017	-	-
Common stock, $0.001 par value; 4,500,000 shares authorized;
3,333,331 and 3,333,166 shares issued and outstanding at December 31, 2017	-	3
Additional paid-in capital	-	49,756
Treasury stock, 165 shares, at cost	-	(11)
Retained earnings	-	1,085
Total stockholders’ equity	78,534	50,833
Total liabilities and stockholders’ equity	$347,280	$246,545

Non-Gaap Financial Measures

We use certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to enable us to analyze our performance and financial condition. We utilize these financial measures to manage our business on a day-to-day basis and believe that they are useful measures of performance. We believe that these measures are commonly used by analysts, investors and other interested parties to evaluate companies in our industry. We believe these non-GAAP measures provide expanded insight to measure revenue and cost performance, in addition to the standard GAAP-based financial measures. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Our use of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to other companies within the industry due to different methods of calculation. We compensate for these limitations by using each of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin as only one of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax expense, are reviewed separately by management. We may incur expenses in the future that are the same or similar to some of those adjusted in this presentation.

EBITDA is defined as net income excluding depreciation and amortization of property and equipment, interest expense, net, amortization of intangible assets, and income tax expense.

Adjusted EBITDA is defined as net income excluding depreciation and amortization of property and equipment, non-floor plan interest expense, amortization of intangible assets, income tax expense, stock-based compensation, transaction costs and other supplemental adjustments which for the periods presented includes LIFO adjustments, severance costs, and gain on sale of property and equipment.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of total revenues.

Reconciliations from Net Income per the Consolidated Statements of Income to EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the three and six months ended June 30, 2018 and 2017 are shown in the tables below.

	Successor	Predecessor	Combined Successor and Predecessor	Predecessor
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

EBITDA
Net income	$1,842	$3,628	$4,869	$7,603
Interest expense, net	2,233	2,293	4,937	4,455
Depreciation and amortization of property and equipment	1,897	1,349	3,224	2,696
Amortization of intangible assets	794	185	1,080	372
Income tax expense	1,176	2,232	2,343	4,677
Subtotal EBITDA	7,942	9,687	16,453	19,803
Floor plan interest	(953)	(1,043)	(1,984)	(1,935)
LIFO adjustment	-	575	148	1,151
Transactions costs	252	68	3,496	114
Gain on sale of property and equipment	(10)	(25)	(11)	(25)
Severance costs	79	325	79	325
Stock-based compensation	2,644	122	3,269	241
Adjusted EBITDA	$9,954	$9,709	$21,450	$19,674

	Successor	Predecessor	Combined Successor and Predecessor	Predecessor
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

EBITDA margin
Net income margin	1.1%	2.2%	1.4%	2.3%
Interest expense, net	1.4%	1.4%	1.5%	1.3%
Depreciation and amortization of property and equipment	1.2%	0.8%	0.9%	0.8%
Amortization of intangible assets	0.5%	0.1%	0.3%	0.1%
Income tax expense	0.7%	1.4%	0.7%	1.4%
Subtotal EBITDA margin	4.9%	5.9%	4.8%	5.9%
Floor plan interest	-0.6%	-0.6%	-0.6%	-0.6%
LIFO adjustment	0.0%	0.3%	0.0%	0.3%
Transactions costs	0.2%	0.0%	1.0%	0.0%
Gain on sale of property and equipment	0.0%	0.0%	0.0%	0.0%
Severance costs	0.0%	0.2%	0.0%	0.1%
Stock-based compensation	1.6%	0.1%	1.0%	0.1%
Adjusted EBITDA margin	6.1%	5.9%	6.3%	5.9%

Note: Figures in the table may not recalculate exactly due to rounding.

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